PURCHASE AGREEMENT


THIS PURCHASE AGREEMENT, dated as of June 18, 1999, is by and among TERA COMPUTER COMPANY, a Washington corporation, with headquarters located at 411 First Avenue South, Suite 600, Seattle, WA 98104-2860 (the "Company"), and the party listed on the signature page of this Agreement (the "Investor").

                              W I T N E S S E T H:

     WHEREAS, the Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"); and

     WHEREAS, upon the terms and subject to the conditions of this Agreement, or an agreement substantially similar to this Agreement, the Investor and certain other parties (collectively, the "Investors") wish to purchase shares of the common stock, $.01 par value, of the Company (the "Common Stock"), and to acquire warrants exercisable for shares of Common Stock;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.   AGREEMENT TO PURCHASE; CLOSING

          (a) Subscription for Shares. The Company hereby agrees to issue and sell to the Investor, and the Investor agrees to purchase from the Company the number of shares of Common Stock (the "Shares") set forth under such Investor's name on the signature page of this Agreement. The purchase price per Share shall be equal to $4.72 (the "Purchase Price").

          (b) Warrants. In connection with the purchase of the Shares by the Investor, the Company agrees to issue to the Investor warrants in the form set forth in Appendix I (the "Warrants") at the rate of one Warrant per one share of Common Stock purchased by such Investor. The Warrants shall have an initial Exercise Price equal to $4.72.

          (c) Form and Method of Payment. The Investor shall pay the purchase price for the number of Shares purchased thereby directly to the Company in United States Dollars by certified or bank check or wire transfer to an account designated by the Company against issuance to such Investor of the Shares and the Warrants. The Company shall deliver the certificates for the Shares and the Warrants directly to the Investor, against payment of the purchase price for the Shares to the Company on the Closing Date.

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          (d) Closing. The date and time of the issuance and sale of the Shares and issuance of the Warrants (the "Closing Date") shall be at 10:00 a.m., Seattle Time, on June 21, 1999 at the offices of Company's counsel in Seattle, Washington, or at such other mutually agreed date, time and place.

          (e) The Company's Conditions Precedent to Sale and Issuance of the Shares and Warrants. The Investor understands that the Company's obligation to sell and issue the Shares and to issue the Warrants to the Investors on the Closing Date is conditioned upon:

               (i) Delivery by any or all of the Investors to the Company of good funds as payment in full for such number of shares of Common Stock as have an aggregate purchase price of not less than $20 million;

               (ii) The execution and delivery by the Investor of a Registration Rights Agreement substantially in the form of Appendix II hereto (the "Registration Rights Agreement"); and

               (iii) The accuracy on the Closing Date of the representations and warranties of the Investor contained in this Agreement as if made on the Closing Date and the performance by the Investor on or before the Closing Date of all covenants and agreements of the Investor required to be performed on or before the Closing Date.

          (f) The Investor's Conditions Precedent to the Sale and Issuance of the Shares and Warrants. The Company understands that the Investor's obligation to purchase the Shares and to acquire the Warrants on the Closing Date is conditioned upon:

               (i) Delivery by the Company to the Investor of the certificates for the Shares and the Warrants in accordance with this Agreement;

               (ii) Delivery by any or all of the Investors to the Company of good funds as payment in full for such number of shares of Common Stock as have an aggregate purchase price of not less than $20 million, including the Shares to be purchased by the Investor hereunder;

               (iii) The execution and delivery by the Company of the Registration Rights Agreement;

               (iv) The accuracy on the Closing Date of the representations and warranties of the Company contained in this Agreement as if made on the Closing Date and the performance by the Company on or before the Closing Date of all covenants and agreements of the Company required to be performed on or before the Closing Date and receipt by the Investors of a certificate, dated the Closing Date, of the Chief Executive Officer or the Chief Financial Officer of the Company confirming such matters and such other matters as the Investors may reasonably request; and

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               (v)  Receipt by the Investor on the Closing Date of an opinion of counsel, dated the Closing Date, in form, scope and substance reasonably satisfactory to the Investor, to the effect set forth in Appendix III;

               (vi) All outstanding shares of Series B Convertible Preferred Stock shall be converted into shares of Common Stock pursuant to the terms thereof; and

               (vii) All existing rights to receive additional shares of Common Stock (or warrants or other securities convertible into or exercisable or exchangeable for shares of Common Stock) if the market value of the Common Stock is less than specified values at specified dates in the future shall be eliminated.

     2.   INVESTOR'S REPRESENTATIONS AND WARRANTIES

     The Investor represents and warrants to (and makes no other representations or warranties other than as set forth in this Agreement) and covenants and agrees with, the Company as follows:

          (a) Purchase for Investment. The Investor is purchasing the Shares and acquiring the Warrants and, upon exercise of the Warrants, will acquire the shares of Common Stock issuable upon such exercise (the "Warrant Shares"), for its own account for investment only and not with a view towards the public sale or distribution thereof except for sales that are exempt from the registration requirements of the 1933 Act and/or resales registered under the 1933 Act. The Shares, the Warrants and the Warrant Shares are collectively referred to as the "Securities." The Investor understands that its investment in the Securities involves a high degree of risk.

          (b) Accredited Investor. The Investor is an "accredited investor" as that term is defined in Rule 501 of Regulation D under the 1933 Act.

          (c) Reoffers and Resales. All subsequent offers and sales of the Securities by the Investor shall be made pursuant to registration of the Securities being offered and sold under the 1933 Act or pursuant to an exemption from registration.

          (d) Company Reliance. The Investor understands that the Securities are being offered to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

          (e) Information Provided. The Investor and its advisors, if any, have been furnished with all materials relating to the business, finances, and operations of the Company and materials relating to the offer and sale of the Securities that have been reasonably requested by the Investor. The Investor and its advisors, if any, have been afforded the opportunity to ask

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questions of the management of the Company and have received complete and satisfactory answers to any such inquiries.

          (f) Absence of Approvals. Each Investor understands that no federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

          (g) Purchase Agreement. This Agreement has been duly and validly authorized, executed, and delivered on behalf of the Investor and is a valid and binding agreement of the Investor enforceable in accordance with its terms.

     3.   COMPANY'S REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants to, and covenants and agrees with, the Investor that:

          (a) Organization and Authority. The Company is a corporation duly organized and validly existing under the laws of the State of Washington, and has all requisite corporate power and authority (i) to own, lease, and operate its properties and to carry on its business as now being conducted, and (ii) to execute, deliver, and perform its obligations under this Agreement, the Securities and the Registration Rights Agreement, and to consummate the transactions contemplated hereby and thereby. The Company is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions wherein such qualification is necessary and where failure so to qualify could have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company. The Company has no subsidiaries.

          (b) Capitalization. The authorized capital stock of the Company consists of (i) 50,000,000 shares of Common Stock, $.01 par value, and (ii) 5,000,000 shares of Preferred Stock, $.01 par value. The Company's outstanding securities are as set forth in Schedule 3(b). The Company does not have outstanding any securities (or obligations to issue any such securities) convertible into, exchangeable for or otherwise entitling the holders thereof to acquire shares of Common Stock, except as disclosed in Schedule 3(b), Schedule 4(i) or otherwise in this Agreement. The outstanding shares of Common Stock and outstanding options, warrants, and other securities to purchase Common Stock have been duly authorized and validly issued. None of such outstanding shares of Common Stock, options, warrants, and other securities has been issued in violation of the preemptive rights of any security holder of the Company. Except as set forth on Schedule 3(b), no holder of any of the Company's securities has any rights, "demand," "piggy-back" or otherwise, to have such securities registered.

          (c) Concerning the Securities. The Securities have been duly authorized and the Shares, when issued and paid for in accordance with this Agreement, and the Warrant Shares, when issued upon due exercise of the Warrants will be duly and validly issued, fully paid, non-assessable and free from liens, and will not subject the holder thereof to personal liability by reason of being such holder. There are no preemptive or similar rights of any security holder of

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the Company or any other person to acquire any securities issued by the Company.
The Common Stock currently is listed for trading on the Nasdaq National Market System ("Nasdaq") and, except as set forth in Schedule 3(c), (i) the Company and the Shares, the Warrant Shares and the Common Stock meet the currently applicable criteria for continued listing and trading on Nasdaq; (ii) the Company has not been notified in the last two years by Nasdaq of any failure or potential failure to meet the criteria for continued listing and trading on Nasdaq; (iii) no suspension of trading in the Common Stock is in effect; (iv) the Company knows of no reason that the Shares and the Warrant Shares will not be eligible for listing on Nasdaq; and (v) the Company has delivered to Nasdaq all required notices.

          (d) Purchase Agreement; Warrants; Registration Rights Agreement. This Agreement, the Warrants and the Registration Rights Agreement have been duly and validly authorized by the Company. This Agreement, the Warrants and the Registration Rights Agreement have been duly executed and delivered on behalf of the Company and are valid and binding obligations of the Company enforceable in accordance with their respective terms.

          (e) Non-contravention. The execution and delivery of this Agreement by the Company and the issuance by the Company of the Securities, as contemplated by this Agreement, and completion of the other transactions contemplated in this Agreement, the Registration Rights Agreement, and the Warrants, do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default or give rise to any right of termination, cancellation or acceleration under, the Restated and Amended Articles of Incorporation or Bylaws of the Company, or, except as has been waived, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound or any applicable law, rule or regulation or any applicable decree, judgment or order of any court, United States federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of its properties or assets.

          (f) Approvals. No authorization, approval or consent of any court, governmental body, regulatory agency or Nasdaq is required to be obtained by the Company for (i) the issuance and sale of the Shares and the issuance of the Warrants, as contemplated by this Agreement, and (ii) the issuance of Warrant Shares upon exercise of the Warrants, except for the filing of one or more Forms D with respect to the Securities as required under Regulation D under the 1933 Act and Listing Applications on Nasdaq.

          (g) Information Provided. The Company has made available to the Investor copies of all periodic reports, statements and other documents that the Company has filed with the SEC under the Securities Exchange Act of 1934 (the "1934 Act") since January 1, 1998 (collectively, the "Disclosure Documents"), each in the form (including exhibits and any amendments thereto) as it was filed with the SEC. All information provided by or on behalf of the Company to the Investor in connection with the transactions contemplated by the Agreement, including, without limitation, the Disclosure Documents, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein,

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in the light of the circumstances in which they were made, not misleading. The
Company has publicly disclosed all material adverse information concerning the Company.

          (h) Absence of Certain Changes. Except as disclosed in the Disclosure Documents, since December 31, 1998, (i) there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or other), results of operations or prospects of the Company, and (ii) the Company has no material (individually or in the aggregate) liabilities, known or unknown debts or obligations whether accrued, absolute, contingent or otherwise, and whether due or to become due.

          (i) Absence of Certain Proceedings. There is no action, suit or proceeding, before or by any court, public board or body or governmental agency pending or, to the knowledge of the Company, threatened against the Company and, to the knowledge of the Company, there is no inquiry or investigation before or by any court, public board or body or governmental agency pending or threatened against the Company, in any such case wherein an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business, condition (financial or other), results of operations or prospects of the Company or the transactions contemplated by this Agreement or any of the documents contemplated hereby or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of such other documents.

          (j) SEC Filings. The Company has timely filed all required forms, reports and other documents with the SEC. Except as set forth in Schedule 3(j), all such forms, reports and other documents complied, when filed, in all material respects, with all applicable requirements of the 1933 Act and the 1934 Act.

          (k) No Solicitation. No form of general solicitation or general advertising was used by the Company or, to the best of its knowledge, any other person acting on behalf of the Company, in respect of or in connection with the offer and sale of the Securities. Neither the Company nor any person authorized to act on its behalf has sold or offered for sale any shares of Common Stock or the Warrants, or solicited any offers to buy any shares of Common Stock or the Warrants so as thereby to cause the issuance or sale of any of the Securities to be in violation of Section 5 of the 1933 Act. The transactions contemplated hereby are exempt from the registration requirements of the Securities Act, assuming the accuracy of the representations and warranties of each of the Investors to the extent relevant for such determination.

          (l) Financial Statements; Contracts. The financial statements of the Company included in the Disclosure Documents were prepared in accordance with U.S. generally accepted accounting principles, consistently applied, and the rules and regulations of the SEC during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or in a subsequently filed Disclosure Document, (ii) in the case of unaudited interim statements, to the extent they do not include footnotes or are condensed or summary statements, or (iii) as set forth in Schedule 3(j)) and present accurately and completely the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, immaterial year-end audit

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adjustments). The Disclosure Documents contain as exhibits all material contracts that were required to be filed as exhibits thereto by applicable SEC regulations (each a "Contract"). Neither the Company nor, to the best knowledge of the Company, any of the other parties thereto, is in breach or violation of any Contract, which breach or violation relates to indebtedness for borrowed money or would have a material adverse effect on the Company's operations taken as a whole ("Material Adverse Effect"). No event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, or the happening of any further event or condition, would become a breach or default by the Company under any Contract which breach or default would have a Material Adverse Effect.

          (m) Intellectual Property; Y2K Compliance. The Company owns or possesses adequate and enforceable rights to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "Intangibles") used or necessary for the conduct of its business as now being conducted and as previously described in the Company's Annual Report on Form 10-K most recently filed with the SEC and any subsequently filed reports on Form 10-Q and Form 8-K. The Company, to the best of its knowledge, does not infringe any right of any other person with respect to any Intangibles nor is there any claim of infringement made by a third party against or involving the Company which infringement or claim, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. The information set forth in the Disclosure Documents with respect to Year 2000-related compliance by the Company does not contain any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein not misleading. The management of the Company believes in good faith that Year 2000-related matters will not have a Material Adverse Effect.

          (n) Certain Practices. Neither the Company, nor any director, officer and, to the best knowledge of the Company, any agent, employee or other person acting on behalf of the Company has, in the course of his or her actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee. Without limiting the generality of the foregoing, the Company has not directly or indirectly made or agreed to make (whether or not said payment is lawful) any payment to obtain, or with respect to, sales other than usual and regular compensation to its or their employees and sales representatives with respect to such sales.

          (o) Key Employees. Each Key Employee (as defined below) is currently serving the Company in the capacity disclosed in Schedule 3(o). No Key Employee, to the best of the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-

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competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each Key Employee does not subject the Company to any liability with respect to any of the foregoing matters. No Key Employee has, to the best of the knowledge of the Company, any intention to terminate or limit his employment with, or services to, the Company, nor is any such Key Employee subject to any constraints (e.g., litigation) which would cause such employee to be unable to devote his full time and attention to such employment or services. "Key Employee" means each of Burton J. Smith, James E. Rottsolk, Charles D. Callahan, Susan L. Coatney, Kenneth W. Johnson, Brian D. Koblenz, Gerald E. Loe, Katherine L. Rowe, and Richard M. Russell.

          (p) Certain Securities Issuances. The Company currently has no arrangement, prospects, understanding or intention (and does not reasonably anticipate any agreement) to issue, after the Closing, in an offering prior to January 1, 2000, not registered under the 1933 Act, (i) shares of Common Stock at a purchase price per share that is less than ninety (90%) of the closing bid price for the Common Stock immediately prior to the sale of such shares, (ii) shares of preferred stock or notes or other instruments which are convertible into, or exercisable or exchangeable for, shares of Common Stock based on the market value of the Common Stock at the time of conversion, exercise or exchange, or (iii) shares of Common Stock pursuant to contractual provisions that require the issuance of additional shares of Common Stock (or warrants or other securities convertible into, or exercisable or exchangeable for shares of Common Stock) if the market value of the Common Stock is less than specified values at certain dates in the future.

     4.   CERTAIN COVENANTS AND ACKNOWLEDGMENTS

          (a) Transfer Restrictions. The Investor acknowledges that the Warrants have not been and are not being registered under the 1933 Act, and, except as provided in the Registration Rights Agreement, the other Securities have not been and are not being registered under the 1933 Act, and may not be transferred unless (i) subsequently registered thereunder or (ii) such Investor has delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope, and substance to the Company, to the effect that the Securities to be sold or transferred are being sold in compliance with an exemption from such registration other than Rule 144 under the 1933 Act; or (iii) in compliance with Rule 144 under the 1933 Act. In addition, the Investor acknowledges that neither the Company nor any other person is under any obligation to register the Securities (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder (other than pursuant to Section 4(d) hereof and pursuant to the Registration Rights Agreement).

          (b) Restrictive Legend. The Investor acknowledges and agrees that, until such time as any of the Securities have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the certificates for the such Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

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     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
     REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR IN A TRANSACTION EXEMPT FROM REGISTRATION.

Once the applicable Registration Statement required to be filed by the Company pursuant to Section 2 of the Registration Rights Agreement has been declared effective, thereafter (i) upon request of the Investor the Company will substitute certificates without the above-referenced legend for certificates for any Securities issued prior to the date such Registration Statement is declared effective by the SEC which bear such legend and promptly remove any stop-transfer restriction relating to such Securities, but in no event later than three business days after surrender of such certificates by such Investor, and (ii) the Company shall not place any restrictive legend on certificates for any Securities issued or impose any stop-transfer restriction thereon. If the Company fails to remove any legend as required herein (a "Legend Removal Failure"), then beginning on the tenth business day following such failure, if the Company continues to fail to remove such legend, the Company shall pay to the Investor an amount equal to one percent (1%) of the Funded Amount (as defined herein) per day that such failure continues. "Funded Amount" means the aggregate purchase price paid by the Investor for the Shares.

          (c) Securities Filings. The Company agrees to file a Form D with the SEC with respect to the Securities as required under Regulation D promulgated under the 1933 Act and to provide a copy thereof to the Investor promptly after such filing. The Company agrees to file a report on Form 8-K with respect to the issuance of the Securities, including as an exhibit thereto this Agreement, the Registration Rights Agreement and the form of Warrant, no later than five business days after the Closing Date. The Investor agrees to cooperate with the Company in connection with such filings and, upon request of the Company, to provide all information relating to such Investor reasonably required for such filings.

          (d) Registration; Authorization for Trading; Reporting Status. On or before the date that is 30 days after the Closing Date, the Company shall prepare and file, at its expense, a Registration Statement on Form S-3 with the SEC pursuant to the Registration Rights Agreement. From the Closing Date until the date that is two years from the date after the last exercise by any Investor of any Warrant, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. In addition, as soon as practicable after the Closing Date, the Company shall prepare and submit a listing application with Nasdaq with respect to the Shares and Warrant Shares and take all reasonable steps within the control of the Company to maintain the listing of the Common Stock, the Shares and the Warrant Shares on Nasdaq.

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          (e) Use of Proceeds. The proceeds of sale of the Shares will be used for general working capital purposes and in the operation of the Company's business. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the transactions contemplated hereby to violate Regulation G, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the 1934 Act, in each case as in effect now or as the same may hereafter be in effect.

          (f) Blue Sky Laws. On or before the Closing Date, the Company shall take such action as shall be necessary to qualify, or to obtain an exemption from qualification for, the Shares for sale to the Investor pursuant to this Agreement and the Warrants and the Warrant Shares for issuance to the Investor, under such of the securities or "blue sky" laws of jurisdictions as shall be applicable to the offer and sale of the Shares and the issuance of the Warrants pursuant to this Agreement. The Company shall furnish copies of all filings, applications, orders, and grants or confirmations of exemptions relating to such securities or "blue sky" laws to the Investor within five days of filing or receipt thereof, as the case may be.

          (g) Best Efforts. Each of the parties shall use its best efforts timely to satisfy each of the conditions to the other party's obligations to sell and purchase the Shares and issue the Warrants set forth in Sections 1(e) and 1(f) of this Agreement, as the case may be, on the Closing Date.

          (h) Reservation of Common Stock. The Company shall take all action necessary so that a number of shares of the authorized but unissued Common Stock sufficient to provide for the issuance of all Warrant Shares issuable hereunder are at all times reserved by the Company, free from preemptive rights, for such issuance.

          (i) Brokers' or Finders' Fees. Except as set forth on Schedule 4(i), the Company and the Investor represent and warrant to each other that they have not incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees, or agents' commission or other like payment in connection with this Agreement or the transactions contemplated hereby. Each party agrees to indemnify and hold the other parties harmless from and against any obligation or liability for brokers' or finders' fees or agents' commissions or other like payment based in any way on agreements, arrangements or understandings claimed to have been made by such indemnifying party with any third party.

          (j) Expenses. The Company agrees to pay the reasonable and documented fees and expenses of counsel for the Investor in connection with the negotiation, preparation, execution and delivery of this Agreement and the other agreements to be entered into pursuant to this Agreement.

          (k) Certain Issuances of Securities. The Company has not issued any shares of Common Stock or shares of any series of preferred stock, warrants or other securities convertible into, exchangeable for or otherwise entitling the holder to acquire shares of Common Stock that are subject to Rule 4460(i) of Nasdaq (or any successor, replacement or similar provision thereof

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or of any other market on which the Common Stock is listed for trading)
(collectively, "Rule 4460(i)") and that would be integrated with the issuance of the Common Stock, Warrants or the Warrant Shares for purposes of Rule 4460(i). If for any reason the Company is required by Rule 4460(i) or by Nasdaq to obtain shareholder approval with respect to any securities of the Company issued to or held by any Investor, the Company shall promptly hold a special meeting of its shareholders for such purpose within 60 days of learning of such requirement and shall use its best efforts to obtain such approval at such meeting.

          (l) Exchange of 8% Convertible Notes. Except as set forth in Schedule 3(b), the Company shall exchange all outstanding 8% Convertible Subordinated Promissory Notes and associated warrants ("Notes") for Common Stock and warrants on the same terms and conditions as the Shares and Warrants.

     5.   MISCELLANEOUS

          (a) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York.

          (b) Counterparts. This Agreement may be executed in counterparts and by the parties hereto on separate counterparts, all of which together shall constitute one and the same instrument. A facsimile copy of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party.

          (c) Headings, etc. The headings, captions and footers of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

          (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

          (e) Amendments. No amendment, modification, waiver, discharge or termination of any provision of this Agreement nor consent to any departure by the Investor or the Company therefrom shall in any event be effective unless the same shall be in writing and signed by the party to be charged with enforcement, and then shall be effective only in the specific instance and for the purpose for which given. No course of dealing between the parties hereto shall operate as an amendment of this Agreement.

          (f) Waivers. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, or any course of dealings between the parties, shall not operate as a waiver thereof or an amendment hereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or exercise of any other right or power.

          (g) Notices. Any notices required or permitted to be given under the terms of this Agreement shall be delivered personally (which shall include telephone line facsimile transmission) or by courier and shall be effective upon receipt (or on the next business day, if the date of such receipt is not a business day), if delivered personally or by courier, in the case of the Company addressed to the Company at its address shown in the introductory paragraph of this Agreement, Attention: Chief Financial Officer (facsimile number (206) 701-2218), with a copy to Stoel Rives LLP, Suite 3600, One Union Square, 600 University Street, Seattle, WA 98101, Attn: Christopher J. Voss, Esq. (facsimile number (206) 386-7500) or, in the case of the Investor, at its address shown on the signature page of this Agreement, or such other address or telephone line facsimile transmission number as a party shall have provided by notice to the other party in accordance with this provision. The Investor hereby designates as its address for any notice required or permitted to be given to the Investor pursuant to the Warrants the address shown on the signature page of this Agreement, until such Investor shall designate another address for such purpose.

          (h) Survival; Indemnification. The respective representations, warranties, covenants, and agreements of the Investor and the Company contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall survive the delivery of payment for the Shares and the issuance of the Warrants and the Warrant Shares, and shall remain in full force and effect regardless of any investigation made by or on behalf of them or any person controlling or advising any of them. The Company agrees to indemnify and hold harmless the Investor and each of the Investor's officers, directors, shareholders, members, employees, partners, agents and affiliates (each an "Indemnitee") for loss or damage to the extent arising as a result of or related to (a) any breach by the Company of any of its representations or covenants set forth herein or (b) any cause of action, suit or claim brought or made against any Indemnitee (other than actions, suits or claims by the Company for breach of this Agreement, the Warrant or the Registration Rights Agreement by any Indemnitee or by governmental or regulatory authorities) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto or contemplated hereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or (iii) the status of Investor as an investor in the Company, provided, however, the Company shall have no obligation to indemnify any such person to the extent such loss or damage arises out of or results from a breach by any Indemnitee of this Agreement, the Warrant or the Registration Rights Agreement or any other agreement binding on any Indemnitee, or from violation of law by any Indemnitee. The right to indemnification shall include the right to advancement of expenses as they are incurred.

          (i) Entire Agreement. This Agreement and the annexes and schedules attached hereto set forth the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, with respect thereto.

          (j) Binding Nature of Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          (k) Third-Party Beneficiaries. Nothing in this Agreement shall be construed so as to confer any benefit on any person other than the parties hereto and their respective successors and permitted assigns.

          (l) Termination. The Company and the Investor shall each have the right to terminate this Agreement if the Closing Date shall not have occurred on or before June 25, 1999 other than solely by reason of a breach of this Agreement by such terminating party. Any such termination shall be effective upon the giving of notice thereof by the Company or the Investor, as applicable. Upon such termination, the terminating party shall have no further obligation to the other party hereunder and the other party shall remain liable for any breach of this Agreement or the other documents contemplated hereby which occurred on or prior to the date of such termination.

          (m) Further Assurances. Each party to this Agreement will perform any and all acts and execute any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

          (n) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

          (o) Failure to Pay. The failure to pay any amounts due under this Agreement, the Registration Rights Agreement or the Warrant when they come due shall result in the imposition of interest on such amounts at a rate equal to the lesser of (x) 18% per annum and (y) the highest amount permitted by law.

          (p) Press Releases and Public Announcements. The Company and the Investor shall have the right to approve before issuance any press releases, SEC or other filings, or any other public statements, with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Investor, to make any press release or SEC, Nasdaq, NASD or exchange filings with respect to such transactions as is required by applicable law and regulations or contemplated herein (although the Investor shall (to the extent time permits) be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof).

          (q) Remedies; Characterizations. The remedies provided in this Agreement shall be cumulative and in addition to all other remedies available under this Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Investor's right to actual damages for any failure by the Company to comply with the terms of this Agreement. The Company covenants to the Investor that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Investor and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investor and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Investor shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the Investor and the Company by their respective officers thereunto duly authorized as of the date set forth above.


                                        TERA COMPUTER COMPANY


                                        By:
                                           -------------------------------------
                                             Name:  James E. Rottsolk
                                             Title: President and CEO

INVESTOR:

Name:
     ------------------------------


     By:
        --------------------------
     Title:
           -----------------------

Address:
        --------------------------


Telephone:
          ------------------------
Facsimile:
          ------------------------

Federal Tax Id. No.:
                    --------------

No. of Shares:
              --------------
                                       15